Exhibit 99.1



                              N E W S  R E L E A S E



June 3, 2004                                           Direct Inquiries To:
                                                       Paul O. Koether, Chairman
                                                       (908)  234-9220




           PURE WORLD ANNOUNCES ENGAGEMENT OF INVESTMENT BANK EXPIRES
           -----------------------------------------------------------


     BEDMINSTER, NEW JERSEY - PURE WORLD, INC., (PURW-NASDAQ) ("Pure World" or the "Company") today announced that in January 2004 the Company had retained the investment banking firm of Adams, Harkness & Hill to review possible strategic alternatives including but not necessarily limited to sale, merger or other extraordinary corporate transactions. The engagement of Adams, Harkness & Hill has since expired. While the Company received numerous indications of interest, it chose not to pursue any of them at this time.

















     This release contains forward-looking statements which may involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Pure World cautions investors not to place undue reliance on forward-looking statements, which speak only to management's expectations on this date.